EXHIBIT 15.1

True Leaf Schedules Fiscal Year 2019 Earnings Conference Call and Business Update

VERNON, British Columbia, July 25, 2019 (GLOBE NEWSWIRE) -- True Leaf Brands Inc. (“True Leaf” or the “Company”) (CSE: MJ) (OTCQX: TRLFF) (FSE: TLA), a leading global cannabis and hemp wellness brand for pets, announced today that it plans to release financial results for the fiscal year ended March 31, 2019, on Monday, July 29, 2019, after the close of market trading. The Company will host a conference call to discuss its financial results on Wednesday, July 31, 2019 at 8:00am PT/11:00am ET.

The conference call will feature remarks by True Leaf Founder and Chief Executive Officer, Darcy Bomford, and other members of management who will provide an update on recent developments, including details on revenue growth fueled by the Company’s True Leaf Pet division and the completion of the current phase of True Leaf Campus, the Company’s cannabis cultivation and production facility.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live conference call and audio webcast on Wednesday, July 31, 2019 at 8:00am PT/11:00am ET to discuss the financial results and answer questions.

Participant Dial-In Numbers:

Dial in Number for U.S. & Canadian Callers: 1-800-458-4121

Dial in Number for International Callers (Outside U.S. & Canada): 1-323-794-2597

*Participants should request the True Leaf Earnings Call or provide confirmation code 1710468

Webcast link (for live or replay): http://public.viavid.com/index.php?id=135520

Immediately following True Leaf’s remarks, management will host a Question-and-Answer (Q&A) session to address shareholder questions. True Leaf invites all investors, media, and interested parties to submit any questions they would like to hear answered by management to ir@trueleaf.com or to True Leaf’s Investor Relations’ advisor at trueleaf@kcsa.com. Please submit all questions for the Q&A session by no later than Monday, July 29, 2019.

A replay of the call will be available shortly after the completion of the live call until 11:59pm ET on August 7, 2019 at 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the call and replay is 1710468. An online archive of the webcast will be available following the call.

For further information, please refer to the Company's Management's Discussion and Analysis for Fiscal Year 2019, which will be published on the Company's website at ir.trueleaf.com on Monday, July 29, 2019.

About True Leaf

True Leaf is a leading global cannabis and hemp wellness brand for pets. Inspired by the unconditional love our pets give us every day, we return that love through our wellness pet products which help maintain and protect the natural vitality of our pet companions. “Return the Love” is the purpose that drives our business and is at the heart of our values to bring happiness to pets and their owners.

www.trueleaf.com

Media Contact:

Paul Sullivan
Director, Public Relations
Paul@trueleaf.com
O: 604-685-4742
M: 604-603-7358

Investor Contact:

Kevin Bottomley (Canada)
Director and Corporate Relations
Kevin@trueleaf.com
M: 778-389-9933

Phil Carlson / Scott Eckstein (U.S.)
KCSA Strategic Communications
pcarlson@kcsa.com / seckstein@kcsa.com
O: 212-896-1233 / 212-896-1210

Follow True Leaf
Twitter: @trueleafpet
Facebook: True Leaf Pet
Instagram: @trueleafpet

Forward-Looking Statements

This news release contains forward-looking statements and management may make additional forward-looking statements in response to your questions. Such written and oral disclosures are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995 and True Leaf hereby claims such safe harbour protection for all forward-looking statements. True Leaf believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions; however, True Leaf’s actual results and performance and the value of its securities could differ materially from those set forth in the forward-looking statements due to the impact of many factors summarized in the "Risk Factors" section of True Leaf’s Offering Circular Form 1-A filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities and other discussions of risk factors contained in True Leaf’s periodic filings or supplements to the offering circular. True Leaf's Offering Circular Form 1-A can be found at ir.trueleaf.com. Forward-looking statements speak only as of the date they are made. True Leaf undertakes no obligation to update or revise any such information for any reason after the date of this presentation unless required by law.